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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 8, 2001


                                POWERBRIEF, INC.
                               (FORMERLY KNOWN AS
                         INTEGRATED ORTHOPAEDICS, INC.)
               (Exact name of Registrant as specified in charter)


                 TEXAS                                                                    76-0203483
      (State or other jurisdiction                    1-10677                          (I.R.S. Employer
           of Incorporation)                  (Commission File Number)                Identification No.)



                    5858 WESTHEIMER, SUITE 500
                          HOUSTON, TEXAS                                         77057
             (Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (713) 586-4600


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On February 27, 2001, Integrated Orthopaedics, Inc. a Texas corporation ("IOI"), merged (the "Merger") with PowerBrief, Inc., a Delaware corporation ("Original PowerBrief"), and IOI, as the surviving entity, changed its name to PowerBrief, Inc., a Texas corporation ("New PowerBrief"), pursuant to an Agreement and Plan of Merger dated September 15, 2000, as amended (the "Merger Agreement"). Original PowerBrief was a software development company that plans to deliver its products and services as an application service provider to the legal industry. Following the Merger, the business to be conducted by New PowerBrief will be the business conducted by Original PowerBrief prior to the Merger.

         In the Merger, New PowerBrief effected a 1 for 5 reverse stock split. Pursuant to the Merger Agreement, each shareholder of the Original PowerBrief will receive in exchange for each share of Original PowerBrief Common Stock,
0.6035 shares of the New PowerBrief's Common Stock, a series A warrant to purchase 0.0274 of a share of New PowerBrief Common Stock (a "Series A Warrant"), and a series B warrant to purchase between 0.0659 and 0.0768 of a share of New PowerBrief Common Stock (a "Series B Warrant"). Also, the holders of Original PowerBrief's Series A Preferred Stock will receive for each share of Series A Preferred Stock, 1.8106 shares of New PowerBrief's Common Stock, three
(3) Series A Warrants and three (3) Series B Warrants. These numbers reflect the 1 for 5 reverse stock split. After the Merger, the prior shareholders of IOI and the prior stockholders of Original PowerBrief own approximately 34.1% and 65.9%, respectively, of the outstanding common stock of New PowerBrief. On a fully diluted basis, the prior shareholders of IOI and the prior stockholders of Original PowerBrief own approximately 40% and 60%, respectively, of New PowerBrief. In addition, on or before the first anniversary of the completion of the Merger, New PowerBrief will adjust the relative ownership percentages of IOI's shareholders and the Original PowerBrief stockholders of record as of the Merger based on a formula described in the Merger Agreement.

         Prior to the Merger, IOI subleased approximately 17,000 square feet of office space to Original PowerBrief for a monthly rent of $21,000 per month and assigned to Original PowerBrief its lease covering the furniture and phone system associated with the sublease. In addition, IOI and Original PowerBrief entered into a promissory note which allowed Original PowerBrief to borrow up to $3.0 million from IOI, of which Original PowerBrief drew approximately $1.7 million.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         See Item 1 above for a description of the Merger.

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ITEM 5.  OTHER EVENTS.

         On February 8, 2001, IOI announced that it was withdrawing its appeal of the American Stock Exchange (the "AMEX") staff's decision to remove IOI's listing upon the closing of the Merger. The press release announcing the withdrawal of the appeal is filed herewith as Exhibit 99.1.

         On February 28, 2001, New PowerBrief announced that it had finalized the Merger. In addition, New PowerBrief announced that it had voluntarily delisted its common stock from the AMEX. The press release announcing the finalization of the Merger is filed herewith as Exhibit 99.2.

         On March 12, 2001, New PowerBrief announced that its application to be quoted on the over-the-counter bulletin board (the "OTCBB") had been accepted. The press release announcing the OTCBB quotation is filed herewith as Exhibit 99.3.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (a)      Financial Statements of Businesses Acquired

                           Historical financial statements will be provided by amendment to this Current Report on Form 8-K within 60 days of the date of this report.

                  (b)      Pro Forma Financial Information

                           Pro forma financial information reflecting the Merger will be provided by amendment to this Current Report on Form 8-K within 60 days of the date of this report.


                  (c)      Exhibits.

                           2.1 Agreement and Plan of Merger, dated as of September 15, 2000 between PowerBrief, Inc. and Integrated Orthopaedics, Inc.

                           2.2 Amendment No. 1 to Agreement and Plan of Merger, dated November 20, 2000.

                           2.3 Amendment No. 2 to Agreement and Plan of Merger, dated November 27, 2000.

                           99.1 Text of press release dated February 8, 2001 relating to IOI's withdrawal of its appeal of the AMEX staff's decision to remove IOI's listing upon the closing of the Merger.

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                           99.2 Text of press release dated February 28, 2001
         relating to the finalization of the Merger and New PowerBrief's voluntary withdrawal from the AMEX.

                           99.3 Text of press release dated March 12, 2001 relating to the acceptance of New PowerBrief's application to be quoted on the OTCBB.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                       POWERBRIEF, INC. (F/K/A INTEGRATED
                                       ORTHOPAEDICS, INC.)
                                       (Registrant)

Date:  March 14, 2001                  By: /s/ ERNEST D. RAPP
                                           -----------------------------
                                           Ernest D. Rapp
                                           Chief Executive Officer




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EXHIBIT                                DESCRIPTION
-------                                ------------

  2.1 Agreement and Plan of Merger, dated as of September 15, 2000 between PowerBrief, Inc. and Integrated Orthopaedics, Inc.(1)

  2.2        Amendment No. 1 to Agreement and Plan of Merger, dated November 20,
             2000.(2)

  2.3        Amendment No. 2 to Agreement and Plan of Merger, dated November 27,
             2000.(2)

 99.1        Press Release dated February 8, 2001.*

 99.2        Press Release dated February 28, 2001.*

 99.3        Press Release dated March 12, 2001.*


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(1) Incorporated by reference to Exhibit 99.2 to IOI's Form 8-K dated September
21, 2000. New PowerBrief will supply a copy of any omitted schedule to the Commission upon request.


(2) Incorporated by reference to the Exhibits to IOI's Form S-4 (Registration No. 333-50546).

* Filed herewith.

                                      S-1